David E. Coffey C.P.A.

6767 West Tropicana Suite 216

Las Vegas, NV 89103

First National Power Corporation

Surrey, B.C. Canada

    I hereby consent to the use or reference to my audit report for the cumulative period ended December 31, 2003, dated April 13, 2004, in the S-8 registration filed with the Securities and Exchange Commission.

Sincerely,

/s/ David E. Coffey

David E. Coffey C.P.A.

January 17, 2005